News Release

MIHI Launches a New Health Care Sharing Organization (HCSO) Designed for 58 Million US-based Hispanics Requiring Coverage

MIHI-launched HCSO will be positioned to capitalize on increasingly popular health care sharing plans for groups that share medical costs with other like-minded families

DULUTH, GEORGIA – 01/17/2018

Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI) today announces the launch of a Health Care Sharing Organization (HCSO) to complement Telemedicos USA (www.telemedicosusa.com), its Spanish-speaking health care platform.

While they aren’t considered health insurance, HCSOs provide meaningful financial protection for families who want to share their healthcare expenses with other like-minded families with the goal of keeping everyone’s out-of-pocket costs low. The main healthcare sharing ministries available at the moment include Liberty Healthshare,  Christian Care Ministry’s Medi-Share, Samaritan Ministries, and Altrua Healthshare.

Hispanic individuals and families who choose health care sharing programs pay a monthly “sharing amount” similar to a health insurance premium. Depending on the program they choose, they can enjoy many of the same rewards of traditional health insurance – perks like discounts on healthcare, out-of-pocket limits, and predictable monthly payments. A primary benefit, however, is the ability to share costs with like-minded members to reduce the overall monthly cost of the coverage. Combining access to specialists using TelemedicosUSA Virtual 24/7 Platform will make the Company offering unique to all others in the market. The goal is to have both Spanish and English messaging to capture as many members and encounters as possible.

Another major benefit is avoiding the tax penalty for not having ACA-approved health insurance. This benefit has made it possible for many families who can’t afford ACA plans to get medical coverage that is within reach.

Insurance rates have been steadily rising since 1999. According to the Henry J. Kaiser Foundation, average annual premiums for a family hit $18,764 this year, which is a 3% bump from 2016. Compare that to 1999, when average premiums for families were just $5,791 (https://www.fastcompany.com/40470468/this-scary-chart-shows-skyrocketing-insurance-premiums-over-the-last-18-years).

Arturo “Jake” Sanchez, MIHI CEO, stated, “The alternative to skyrocketing insurance coverage costs is to develop our own product sets we can take to market and offer an alternative to price and approach. The HCSO allows us to do that and at the same time serve a large and expanding marketplace. We believe we would be the first to offer such a unique and needed service in the Hispanic community. It fits nicely with Telemedicos as now we can blend the two offerings into a single and simple payment offering coverage via brick and mortar and virtual visits.”

More announcements are expected as the company begins launch of new health care plans. The company intends to begin its marketing campaign in the next few months to launch the new HCSO and begin acquiring members.

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About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through wholly owned subsidiary 3Point Care, MIHI pairs personalized, high-tech, high-touch, telemedicine encounters via virtual health specialty doctors with traditional primary doctors utilizing next-gen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical health care practice. Through other companies and relationships, MIHI offers Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

The Company serves a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI please visit the Company’s website at http://www.medicalinnovationholdings.com

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release

Investor Contact:

investor@medicalinnovationholdings.com